                                                                   EXHIBIT 10.24

                           ASSET PURCHASE AGREEMENT


                                     AMONG


                SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.,


                  SMITHKLINE BEECHAM DIAGNOSTIC SYSTEMS CO.,


                                      AND


                          EXIGENT DIAGNOSTICS, INC.,



                               NOVEMBER 7, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----
ARTICLE I - DEFINITIONS.....................................................  2

ARTICLE II - PURCHASE AND SALE OF ASSETS....................................  7
     2.1.       Purchase and Sale of Assets.................................  7
     2.2.       Purchased Assets............................................  7
     2.3.       Excluded Assets.............................................  8

ARTICLE III - ASSUMPTION OF LIABILITIES.....................................  9
     3.1.       Assumption of Assumed Liabilities...........................  9
     3.2.       Assumed Liabilities.........................................  9
     3.3.       No Other Liabilities Assumed................................ 10

ARTICLE IV - CLOSING........................................................ 10
     4.1.       Closing Date................................................ 10
     4.2.       Deliveries at the Closing................................... 10

ARTICLE V - PURCHASE PRICE AND PAYMENT...................................... 12
     5.1.       Purchase Price Payment...................................... 12

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE SELLER................... 12
     6.1.       Representations and Warranties of SBD....................... 13
           (a)  Due Incorporation........................................... 13
           (b)  Power and Authority of SBD.................................. 13
           (c)  Financial Statements........................................ 13
           (d)  Tax Matters................................................. 14
           (e)  Good Title Conveyed, Etc.................................... 15
           (f)  Consents and Approvals...................................... 16
           (g)  No Violation................................................ 16
           (h)  Absence of Certain Changes.................................. 17
     6.2.       Representations and Warranties of SBCL...................... 17
           (a)  Due Incorporation........................................... 18
           (b)  Power and Authority of SBCL................................. 18
           (c)  Good Title Conveyed, Etc.................................... 18
           (d)  Consents and Approvals...................................... 19
           (e)  No Violation................................................ 19

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF THE BUYER................... 20
     7.1.       Due Incorporation........................................... 20
     7.2.       Power and Authority of the Buyer............................ 20
     7.3.       Consents and Approvals...................................... 21
     7.4.       No Violation................................................ 21

     7.5.       Condition of Purchased Assets..............................  21
     7.6.       Nonreliance................................................  22
     7.7.       Interim Activities.........................................  22
     7.8.       Outstanding Securities.....................................  23

ARTICLE VIII - COVENANTS OF THE PARTIES....................................  23
     8.1.       Antidilution of the Seller's Equity
                in the Buyer...............................................  23
     8.2.       Tax Matters................................................  24
     8.3.       Employee Matters...........................................  25
     8.4.       Pension and Section 401(k) Matters.........................  28
     8.5.       Employee Plan Obligations..................................  29
     8.6.       Vesting of Employee Stock Options..........................  32
     8.7.       Consummation of Transactions...............................  32
     8.8.       Cooperation................................................  32
     8.9.       Books and Records..........................................  32
     8.10.      Consents...................................................  33
     8.11.      The Seller's Agreement Regarding
                Confidentiality............................................  34
     8.12.      The Buyer's Agreement Regarding
                Confidentiality............................................  36
     8.13.      Public Announcements.......................................  38
     8.14.      Use of the Seller's Facilities.............................  38
     8.15.      Credit Facility............................................  39
     8.16.      Funding of Operating Expenses..............................  39
     8.17.      Payments to Immunomatrix...................................  40
     8.18.      Stockholders Agreement.....................................  40
     8.19.      Further Assurances.........................................  40
     8.20.      Notice of Financing........................................  41
     8.21.      Use of Name................................................  41

ARTICLE IX - SURVIVAL; INDEMNIFICATION.....................................  42
     9.1.       Survival of Representations and Warranties.................  42
     9.2.       Indemnification............................................  43
     9.3.       Third-Party Claims.........................................  45

ARTICLE X - MISCELLANEOUS PROVISIONS.......................................  47
     10.1.      Expenses...................................................  47
     10.2.      Payment of Taxes Upon Transfer of
                Purchased Assets...........................................  47
     10.3.      Execution in Counterparts..................................  48
     10.4.      Notices....................................................  48
     10.5.      Waivers....................................................  49
     10.6.      Amendment..................................................  49
     10.7.      Entire Agreement...........................................  49
     10.8.      Applicable Law.............................................  49
     10.9.      Relationship of the Parties................................  50
     10.10.     Headings...................................................  50

     10.11.     Assignments................................................  50
     10.12.     Binding Effect; Benefits...................................  50

                                      -iii-

                           ASSET PURCHASE AGREEMENT

          THIS ASSET PURCHASE AGREEMENT ("Agreement") dated as of the 7th day of November, 1996, among SmithKline Beecham Clinical Laboratories, Inc., a company organized under the laws of the Commonwealth of Pennsylvania, having a principal place of business at 1201 South Collegeville Road, Collegeville, PA 19426 ("SBCL"), SmithKline Beecham Diagnostic Systems Co., a limited liability company organized under the laws of the Commonwealth of Pennsylvania, having a principal place of business at 1201 South Collegeville Road, Collegeville, PA 19426 ("SBD") (SBCL and SBD collectively, the "Seller"), and Exigent Diagnostics, Inc., a company organized under the laws of the State of Delaware, having a principal place of business at 6100 Bristol Parkway, Culver City, CA 90230 (the "Buyer"),

                                  WITNESSETH:

          WHEREAS, SBD is engaged in the research and development of point-of-care diagnostic tests, and owns certain assets for use in such business; and

          WHEREAS, SBCL owns certain assets used by SBD in conducting such business; and

          WHEREAS, the Buyer desires to purchase and the Seller desires to sell, on the terms and conditions set forth in this

Agreement, the assets used by SBD in conducting such business; and

          WHEREAS, the Seller desires to assign and the Buyer desires to assume, on the terms and conditions set forth in this Agreement, certain liabilities; and

          WHEREAS, the Buyer and the Seller agree to take certain other actions, as set forth below, in light of the Seller's intended withdrawal from direct involvement in the point-of-care diagnostic test business.

          NOW, THEREFORE, in consideration of the mutual agreements contained herein and for other good and valuable consideration described herein, the Seller and the Buyer agree as follows:


                                   ARTICLE I
                                  DEFINITIONS
                                  -----------

          The following terms shall have the following respective meanings when used in this Agreement, unless the context shall require otherwise:

          1.1. "Affiliate" shall mean any corporation, firm, partnership or other entity, whether de jure or de facto, which directly or indirectly owns, is
                      -- ----    -- -----
owned by or is under common ownership with a party to this Agreement to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity and any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party to this Agreement.

          1.2. "Agreement" shall have the meaning set forth in the preamble hereof.

          1.3. "Assigned Contracts" shall mean the contracts to be assigned by the Seller to the Buyer pursuant to this Agreement, as listed in Schedule 1 hereto.

          1.4.    "Assumed Liabilities" shall have the meaning set forth in
Section 3.2 hereof.

          1.5.    "Assumption Agreement" shall have the meaning set forth in
Section 4.2(b)(I) hereof.

          1.6.    "Base Balance Sheet" shall have the meaning set forth in
Section 2.2(a) hereof.

          1.7. "Base Date" shall have the meaning set forth in Section 2.2(a) hereof.

          1.8. "Bill of Sale" shall have the meaning set forth in Section 4.2(a)(I) hereof.

          1.9. "Business" shall mean the business of research and development of point-of-care diagnostic testing products conducted within SBD prior to the Closing Date; provided, however, that the Business shall not include any
              --------  -------
contractual relations or other dealings between SBD (or its Affiliates) and Immunomatrix, Inc.

          1.10.   "Buyer" has the meaning set forth in the preamble hereof.

          1.11. "Buyer Group" shall have the meaning set forth in Section 9.2(a) hereof.

          1.12. "Claim" shall have the meaning set forth in Section 9.1 hereof.

          1.13. "Closing" shall have the meaning set forth in Section 4.1 hereof.

          1.14. "Closing Date" shall have the meaning set forth in Section 4.1 hereof.

          1.15. "Code" shall have the meaning set forth in Section 6.1(d)(3) hereof.

          1.16. "Common Stock" shall mean the common stock of the Buyer, par value $.01 per share.

          1.17. "Consents" shall have the meaning set forth in Section 8.10 hereof.

          1.18. "Damages" shall have the meaning set forth in Section 9.2(a) hereof.

          1.19. "Distribution and Supply Agreement" shall have the meaning set forth in Section 4.2(a)(iii) hereof.

          1.20. "Employees" shall have the meaning set forth in Section 8.3(a) hereof.

          1.21.   "Excluded Assets" shall have the meaning set forth in Section
2.3 hereof.

          1.22. "Financing" shall have the meaning set forth in Section 8.12(a) hereof.

          1.23.   "Immunomatrix License" shall have the meaning set forth in
Section 2.3(b) hereof.

          1.24.   "Indemnified Party" shall have the meaning set forth in
Section 9.3(a) hereof.

          1.25.   "Indemnifying Party" shall have the meaning set forth in
Section 9.3(a) hereof.

          1.26.   "Liens" shall have the meaning set forth in 6.1(h)(1) hereof.

          1.27.   "Loan Agreement" shall have the meaning set forth in Section
8.15 hereof.

          1.28. "NASDAQ" shall mean the National Association of Securities Dealers Automatic Quotation System.

          1.29. "1934 Act" shall have the meaning set forth in Section 8.11(a) hereof.

          1.30. "Note" shall have the meaning set forth in Section 8.16 hereof.

          1.31.   "Operating Expenses" shall have the meaning set forth in
Section 8.16 hereof.

          1.32    "Principals" shall mean W. Vickery Stoughton and Thomas H.
Grove.

          1.33.   "Purchased Assets" shall have the meaning set forth in Section
2.2 hereof.

          1.34. "Registration Rights Agreement" shall have the meaning set forth in Section 4.2(a)(iv) hereof.

          1.35. "SBCL" shall have the meaning set forth in the preamble hereof.

          1.36 "SBCL Assets" shall have the meaning set forth in Section 2.2 hereof.

          1.37.   "SBD" shall have the meaning set forth in the preamble hereof.

          1.38. "SBD Assets" shall have the meaning set forth in Section 2.2 hereof.

          1.39. "Seller" shall have the meaning set forth in the preamble hereof.

          1.40. "Seller Group" shall have the meaning set forth in Section 9.2(c) hereof.

          1.41.   "Services Agreement" shall have the meaning set forth in
Section 4.2(a)(vii) hereof.

          1.42.   "Shareholders Agreement" shall have the meaning set forth in
Section 4.2(a)(v) hereof.

          1.43. "Taxes" shall have the meaning set forth in Section 6.1(d)(3) hereof.

          1.44. "Tax Return" shall have the meaning set forth in Section 6.1(d)(3) hereof.

          1.45.   "Termination Date" shall have the meaning set forth in Section
9.1 hereof.

          1.46.   "Third-Party Claims" shall have the meaning set forth in
Section 9.3 hereof.

                                  ARTICLE II
                          PURCHASE AND SALE OF ASSETS
                          ---------------------------

          2.1.    Purchase and Sale of Assets.  Subject to the terms and
                  ---------------------------
conditions of this Agreement, on the Closing Date, the Seller shall sell, transfer, convey, assign and deliver (or will cause to be sold, transferred, conveyed, assigned and delivered) to the Buyer and the Buyer shall purchase, acquire and accept (or cause to be purchased, acquired and accepted) from the Seller, the Purchased Assets.

          2.2.    Purchased Assets.  The Purchased Assets shall mean the
                  ----------------
following rights, properties, assets, claims, and contracts (but only, in the case of the contracts, if the liabilities associated with such assets or under such contracts are assumed by the Buyer in accordance with the provisions of
Article III hereof) of the Seller relating to the Business: (a) all fixed and intangible assets that are reflected on the pro forma balance sheet of SBD dated
                                            --- -----
as of June 27, 1996 (the "Base Date"), a copy of which is attached hereto as
Schedule 2 (the "Base Balance Sheet"); (b) such items of capital equipment owned by SBD as are listed in Schedule 3 hereto, and such other assets, tangible or intangible, as SBD shall have acquired in the ordinary course of business between the Base Date and the Closing Date (collectively, the "SBD Assets"); (c) the Assigned Contracts, subject to receipt by SBD of all third-party consents and approvals required therefor; (d) computer hardware, other office equipment, and other assets owned by SBCL and used by or for the benefit of SBD in the Business as of the Base Date, as listed in Schedule 4 hereto (collectively, the "SBCL Assets"); (e) all books and records currently in the possession or under the control of the Seller relating exclusively to the research and development activities conducted by the Seller in connection with the Business; and (f) the Trademark Use Application filed by SmithKline Beecham Corporation and any trademark registered pursuant thereto, relating to the mark "Exigent Diagnostics"; provided, however,
                                                              --------  -------
that the Purchased Assets shall not include any Excluded Assets (as defined in Section 2.3 hereof).

          2.3.    Excluded Assets.  Notwithstanding anything contained in
                  ---------------
Section 2.2 hereof, the Purchased Assets shall not include any of the following assets (the "Excluded Assets"): (a) all proprietary software and related data, as more specifically listed in Schedule 5 hereto, used in connection with the computer hardware and equipment listed in Schedule 4 hereto; (b) that certain Amended and Restated Distribution and Supply Agreement by and between the Seller and Immunomatrix, Inc. (the "Immunomatrix License"); and (c) that certain Amended and Restated Option Agreement, by and between the Seller and Immunomatrix, Inc.

                                  ARTICLE III
                           ASSUMPTION OF LIABILITIES
                           -------------------------

          3.1.    Assumption of Assumed Liabilities.  Subject to the terms and
                  ---------------------------------
conditions of this Agreement, on the Closing Date, the Seller shall assign to the Buyer, and the Buyer shall assume, the Assumed Liabilities (as defined in Section 3.2 hereof). The Buyer agrees that, from and after such assumption, the Seller will be completely released and discharged from any and all obligations of any kind whatsoever relating to or arising out of the Assumed Liabilities.

          3.2.    Assumed Liabilities.  The liabilities of the Seller to be
                  -------------------
transferred and assumed (the "Assumed Liabilities") by the Buyer shall be: (a) all liabilities that are reflected on the Base Balance Sheet, other than the accrued liability for Employee vacation pay; (b) such obligations relating to the Business as shall have been incurred by or behalf of the Seller between the Base Date and the Closing Date in the ordinary course of the Business or with the authorization (or under the supervision) of the Principals, and all liabilities relating to or arising out of such obligations and out of any other events that have occurred between the Base Date and the Closing Date; and (c) certain obligations of the Seller relating to Employees, to the extent specifically provided in Sections 8.3 and 8.4 hereof.

          3.3.    No Other Liabilities Assumed.  Except as and to the extent
                  ----------------------------
otherwise expressly provided in this Agreement, the Buyer has not agreed to pay, shall not be required to assume and shall not have any liability or obligation, direct or indirect, absolute or contingent, of the Seller or any other person, including without limitation any intercompany obligations of SBD or SBCL to any other entity in connection with taxes or otherwise.

                                  ARTICLE IV
                                    CLOSING
                                    -------

          4.1.    Closing Date.  Subject to the terms and conditions of this
                  ------------
Agreement, the closing of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities (the "Closing") shall be conducted at the offices of Pepper, Hamilton & Scheetz, 3000 Two Logan Square, Philadelphia, Pennsylvania 19103 at 10:00 A.M. on the date first above written (the "Closing Date").

           4.2.   Deliveries at the Closing.
                  -------------------------

               (a) At the Closing the Seller shall deliver or cause to be delivered to the Buyer: (i) a duly- executed bill of sale for all personal property that comprises part of the Purchased Assets (the "Bill of Sale"); (ii) a duly-executed counterpart of an assignment and assumption agreement (the "Undertaking and Assumption Agreement"); (iii) a duly-executed counterpart of a distribution and supply agreement (the "Distribution and Supply Agreement");
(iv) a duly-executed counterpart of a registration rights agreement (the "Registration Rights Agreement"); (v) a duly-executed counterpart of a trademark assignment agreement (the "Trademark Assignment"); (vi) all such other deeds, endorsements, assignments and other instruments as are necessary to transfer to the Buyer good and marketable title to the Purchased Assets at the Closing;
(vii) any payments required to be made by the Seller to the Buyer at the Closing pursuant to Sections 8.15 and 8.16 hereof; and (viii) all other previously undelivered documents required hereby to be delivered by the Seller to the Buyer at or prior to the Closing in connection with the transactions contemplated by this Agreement.

               (b) At the Closing, the Buyer shall deliver or cause to be delivered to the Seller: (i) a duly- executed counterpart of the Undertaking and Assumption Agreement; (ii) a certificate representing the shares of Common Stock referred to in Section 5.1 hereof; (iii) a duly-executed counterpart of the Distribution and Supply Agreement; (iv) a duly-executed counterpart of the Registration Rights Agreement; (v) a duly-executed counterpart of the Trademark Assignment; (vi) a copy of a signed commitment letter, reasonably satisfactory to the Seller, with respect to the Financing; (vii) a copy of a signed commitment letter, reasonably satisfactory to the Seller, with respect to the $1 million bridge loan facility provided to the Buyer by Exigent Partners, L.P. (the "Bridge Loan"); (viii) a certificate signed by W. Vickery Stoughton stating that all conditions to drawdown under the Bridge Loan have been met as of the Closing Date; and (ix) all other previously undelivered documents required hereby to be delivered by the Buyer to the Seller at or prior to the Closing in connection with the transactions contemplated by this Agreement.

                                   ARTICLE V
                          PURCHASE PRICE AND PAYMENT
                          --------------------------

          5.1.    Purchase Price Payment.  On the Closing Date, the Buyer shall
                  ----------------------
issue or cause to be issued to the Seller a certificate representing such number of shares of Common Stock as will, after the issuance thereof, comprise five percent (5%) of all issued and outstanding shares of Common Stock as consideration (in addition to the Buyer's assumption of the Assumed Liabilities) for the sale of the Purchased Assets.

                                  ARTICLE VI
                              REPRESENTATIONS AND
                           WARRANTIES OF THE SELLER
                           ------------------------

          6.1.    Representations and Warranties of SBD.  SBD represents and
                  -------------------------------------
warrants to the Buyer as follows:

                  (a)  Due Incorporation.  SBD is a limited liability company
                       -----------------
duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the full corporate power and lawful authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

                  (b)  Power and Authority of SBD.  SBD has the full legal right
                       --------------------------
and power and all authority and approval required to enter into, execute and deliver this Agreement, and to perform fully its obligations under this Agreement. This Agreement is a valid and binding agreement of SBD enforceable in accordance with its terms, except that (I) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (c)  Financial Statements.  SBD has delivered to the Buyer a
                    --------------------
copy of the Base Balance Sheet, which has been prepared from the books and records of SBD in conformity with generally-accepted accounting principles and SBD's accounting principles, which have been consistently applied, and fairly presents as of the date thereof the results of operation of the Business for the period then ended and the book value of the Purchased Assets and the Assumed Liabilities reflected therein.

               (d)  Tax Matters.
                    -----------

               (1) SBD has filed or caused to be filed with the appropriate governmental agencies all Tax Returns (as hereinafter defined) and reports required to be filed, and has maintained, or caused to be maintained, all required records with respect to Taxes (as hereinafter defined), with respect to or covering the Business and the Purchased Assets, and has paid in full all Taxes, if any, shown to be due on such Tax Returns and reports, or otherwise due or claimed to be due from them by any taxing authority for all periods up to and including the date of this Agreement.

               (2) All Taxes that SBD is required by law to withhold or collect in connection with, or related to, the Purchased Assets or the Business through the Closing Date have been or will be duly withheld or collected and, to the extent required, have been or will be paid to the proper governmental authorities or properly deposited as required by applicable laws.

               (3) "Taxes" shall mean all taxes, charges, fees, levies or other assessments, including, without limitation, income, excise, property, sale and franchise taxes (including any interest, penalties or additions attributable to or imposed on or with respect to any such assessment) imposed by the United States or any other jurisdiction in which SBD conducts activities with respect to the Purchased Assets and the Business or is subject to taxing jurisdiction with respect to the Purchased Assets and the Business, and any state, province, county, local or other government, taxing authority, or subdivision thereof. "Code" shall mean the United States Internal Revenue Code of 1986, as amended. "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax (whether or not such Tax is imposed on SBD) or the administration of any laws, regulations or administrative requirements relating to any Tax.

               (e)  Good Title Conveyed, Etc.  SBD has complete and unrestricted
                    ------------------------
power and the unqualified right to sell, assign, transfer and deliver to the Buyer, and upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire, good, valid and marketable title to, the SBD Assets, free and clear of all Liens, except for (I) Liens which, either individually or in the aggregate, are not material to the Business or the Purchased Assets, or
(ii) those Liens listed in Schedule 6 hereto. The Bill of Sale and the deeds, endorsements, assignments and other instruments to be executed and delivered to the Buyer by SBD at the Closing will be valid and binding obligations of the Seller enforceable in accordance with their terms, and will effectively vest in the Buyer good, valid and marketable title to the SBD Assets.

               (f)  Consents and Approvals.  Except with respect to the Assigned
                    ----------------------
Contracts, no material consent, approval, license, permit or authorization of, or material declaration, filing or registration with, any third party or any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by SBD, or the consummation by SBD of the transactions contemplated hereby.

               (g)  No Violation.  Neither the execution and delivery of this
                    ------------
Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the certificate of incorporation or by-laws of SBD, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any instrument, agreement, mortgage, judgment, order, award, decree, or other restriction to which it is a party or by which it is bound.

               (h)  Absence of Certain Changes.  The officers of SBD (other
                    --------------------------
than the Principals) have not, with respect to the operation of the Business since the Base Date:

               (1) Permitted or allowed any of the Purchased Assets (real or personal, tangible or intangible) to be subjected to any mortgage, pledge, lien, security interest, encumbrance, restriction or charge of any kind ("Liens"), except for Liens for current taxes not yet due and Liens that have arisen by operation of law for amounts not yet payable;

               (2) Sold, transferred, or otherwise disposed of any of its properties or assets (real or personal, tangible or intangible) used or useful in the Business, except in the ordinary course of the Business and consistent with past practice;

               (3) Incurred any liability in connection with the Business other than in the ordinary course of the Business consistent with past practice;

               (4) Conducted the Business other than in the ordinary course and consistent with past practice, except as disclosed in this Agreement; or

               (5) Agreed, whether in writing or otherwise, to take any action described in this Section 6.1(h).

          6.2. Representations and Warranties of SBCL.  SBCL represents and
               --------------------------------------
warrants to the Buyer as follows:

               (a)  Due Incorporation.  SBCL is a corporation duly organized,
                    -----------------
validly existing and in good standing under the laws of the Commonwealth of Pennsylvania and has the full corporate power and lawful authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

               (b)  Power and Authority of SBCL.  SBCL has the full legal right
                    ---------------------------
and power and all authority and approval required to enter into, execute and deliver this Agreement, and to perform fully its obligations under this Agreement. This Agreement is a valid and binding agreement of SBCL enforceable in accordance with its terms, except that (I) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

               (c)  Good Title Conveyed, Etc.  SBCL has complete and
                    ------------------------
unrestricted power and the unqualified right to sell, assign, transfer and deliver to the Buyer, and upon consummation of the transactions contemplated by this Agreement, the Buyer will acquire, good, valid and marketable title to, the SBCL Assets, free and clear of all Liens, except for (I) Liens which, either individually or in the aggregate, are not material to the Business or the SBCL Assets, or (ii) those Liens listed in Schedule 6 hereto. The Bill of Sale and the deeds, endorsements, assignments and other instruments to be executed and delivered to the Buyer by SBCL at the Closing will be valid and binding obligations of the Seller enforceable in accordance with their terms, and will effectively vest in the Buyer good, valid and marketable title to the SBCL Assets.

               (d)  Consents and Approvals.  Except with respect to the Assigned
                    ----------------------
Contracts, no material consent, approval, license, permit or authorization of, or material declaration, filing or registration with, any third party or any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by SBCL, or the consummation by SBCL of the transactions contemplated hereby.

               (e)  No Violation.  Neither the execution and delivery of this
                    ------------
Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the certificate of incorporation or by-laws of SBCL, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any instrument, agreement, mortgage, judgment, order, award, decree, or other restriction to which it is a party or by which it is bound.

                                  ARTICLE VII
                              REPRESENTATIONS AND
                            WARRANTIES OF THE BUYER
                            -----------------------

          The Buyer represents and warrants to the Seller as follows :

          7.1.      Due Incorporation.  The Buyer is a corporation duly
                    -----------------
organized, validly existing and in good standing under the laws of the State of Delaware and has the full corporate power and lawful authority to carry on its business as it is now being conducted and to own the properties and assets it now owns.

          7.2.      Power and Authority of the Buyer.  The Buyer has the full
                    --------------------------------
legal right and power and all authority and approval required to enter into, execute and deliver this Agreement, and to perform fully its obligations under this Agreement. This Agreement is a valid and binding agreement of the Buyer enforceable in accordance with its terms, except that (I) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          7.3.      Consents and Approvals.  Except with respect to the Assigned
                    ----------------------
Contracts, no material consent, approval, license, permit or authorization of, or material declaration, filing or registration with, any third party or any governmental or regulatory authority is required in connection with the execution and delivery of this Agreement by the Buyer, or the consummation by the Buyer of the transactions contemplated hereby.

          7.4.      No Violation.  Neither the execution and delivery of this
                    ------------
Agreement nor the consummation of the transactions contemplated hereby will violate any provisions of the certificate of incorporation or by-laws of the Buyer, or violate any statute or law or any judgment, decree, order, regulation or rule of any court or governmental authority, or result in a breach of the terms, conditions or provisions of, or constitute a default under, any instrument, agreement, mortgage, judgment, order, award, decree, or other restriction to which it is a party or by which it is bound.

          7.5.      Condition of Purchased Assets.  EXCEPT AS OTHERWISE
                    -----------------------------   -------------------
EXPRESSLY STATED HEREIN, THE BUYER UNDERSTANDS AND AGREES THAT THE PURCHASED
----------------------------------------------------------------------------
ASSETS WILL BE SOLD, ASSIGNED, CONVEYED, TRANSFERRED AND DELIVERED TO THE
-------------------------------------------------------------------------
BUYER IN AN "AS IS" CONDITION ON A "WHERE IS" BASIS, WITHOUT ANY WARRANTY OF
----------------------------------------------------------------------------
MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY OTHER WARRANTY,
--------------------------------------------------------------------------
EXPRESS OR IMPLIED.
------------------

          7.6.      Nonreliance.  In connection with its decision to acquire the
                    -----------
Purchased Assets, the Buyer acknowledges that it is not relying upon any financial projections, budgets or other forward-looking financial data with respect to the Purchased Assets or the Business prepared by or furnished to it by or on behalf of the Seller and that the Seller is making no representation or warranty with respect thereto.

          7.7.      Interim Activities.  Except as otherwise expressly provided
                    ------------------
in this Agreement, between the Base Date and the Closing Date, the Buyer has used its best efforts to cause the Principals to cause the Employees to conduct the Business in the ordinary course consistent with past practice, subject to the terms and conditions of this Agreement, and not to enter into any third-party contracts relating to the Business, or make any capital expenditures or incur or assume any liabilities, in the name of or on behalf of SBD or SBCL, other than (i) expenditures for the capital equipment listed in Schedule 3 hereto and (ii) such other contracts incidental to the conduct of the Business as the Seller has approved in writing. To the best knowledge of the Buyer, during such period, the Employees have conducted the Business and refrained from entering into third-party contracts, in conformity with the preceding sentence.

          7.8.      Outstanding Securities.  As of the Closing, the Buyer has
                    ----------------------
issued and outstanding the number of shares of Common Stock and other securities, including without limitation, options, warrants, notes, bonds or other equity or debt securities, listed in Annex E hereto. The beneficial owners of such securities as of the Closing are as listed in Annex E.

                                 ARTICLE VIII
                           COVENANTS OF THE PARTIES
                           ------------------------

          The Seller and the Buyer hereby covenant and agree as follows:

          8.1.    Antidilution of the Seller's Equity in the Buyer.  In the
                  ------------------------------------------------
event that, after the Closing, the Buyer shall issue additional shares of Common Stock (including without limitation any shares issued upon the exercise of warrants held by Spencer Trask Securities Incorporated), securities exercisable or convertible into shares of Common Stock or any other form of equity security with voting rights to any third party in consideration or for capital contributions, then in connection with such issuances, until such contributions equal cumulatively Seven Million Dollars (US $7,000,000) (or, in the event that the outstanding balance under the Loan Agreement and the Note is not converted (mandatorily or otherwise) into Common Stock as contemplated therein, Five Million Dollars (US $5,000,000))(the applicable dollar amount being herein referred to as the "Financing Threshold"), the Buyer shall issue additional shares of Common Stock to the Seller, without payment of additional consideration (or for payment of $.01 per share of Common Share if required for such shares to be deemed to be fully paid and non-assessable), as necessary in order to avoid dilution of the Seller's percentage equity interest in the Buyer. Thereafter, the Buyer may dilute the Seller's percentage equity interest in the Buyer only on a pro rata basis, as the equity interests in the Buyer of other
                --- ----
investors are diluted. Notwithstanding the foregoing, prior to achieving the Financing Threshold the Buyer may issue stock options to key employees (with or without consideration), in a total amount to be mutually agreed by the Buyer and the Seller, which agreement shall not be unreasonably withheld, delayed or conditioned, without triggering the Seller's right to receive additional shares of Common Stock pursuant to this
Section 8.1; provided, however, that any consideration paid by such key with
             --------  -------
employees respect to such stock options shall not be credited toward the achievement of the Financing Threshold.

          8.2.    Tax Matters.  The Seller shall be liable for all Taxes payable
                  -----------
with respect to the operations of the Business and the Purchased Assets through the Closing Date, and the Seller shall be responsible for timely filing the appropriate Tax Returns and reports with respect to the operations of the Business and the Purchased Assets through and including the Closing Date. The Buyer shall be liable for all Taxes payable with respect to the operations of the Business and the Purchased Assets after the Closing Date, and the Buyer shall be responsible for filing the necessary Tax Returns and reports with respect to the operations of the Business after that date.

          8.3.    Employee Matters.  The Buyer shall offer to hire substantially
                  ----------------
all Employees as of the Closing Date, each at a rate of base salary or pay at least equal to the rate of base salary or pay of such Employee immediately prior to the Closing

Date, and with employee benefits comparable to the employee benefits provided to such Employee immediately prior to the Closing Date. The Buyer shall not be obligated to maintain a defined benefit pension plan or to provide any other particular benefit, whether in nature or amount, as long as the total benefit package that the Buyer provides to each Employee is comparable to the benefit package provided to such Employee immediately prior to the Closing Date. Such employment by the Buyer of individuals who are employed in the Business shall occur on the terms and conditions provided herein.

                    (a) Schedule 7 hereto sets forth a list of the employees of SBD who are employed in connection with the Business ("Employees"), together with their respective titles and dates of employment.

                    (b) The Employees shall cease to be employees of SBD on the Closing Date. The Buyer acknowledges the Seller's position that the Employees shall not be entitled to any termination or severance pay as a result of the termination of their employment with SBD, and the Buyer will cooperate with the Seller to provide continuity of employment by providing the current compensation and benefits described in this Section 8.3. The Seller will provide termination or severance pay, in accordance with and subject to the terms of the Seller's severance pay plan as in effect on the Closing Date, to any

Employee who does not receive an offer of employment from the Buyer, and to any Employee who declines the Buyer's offer of employment (provided that, in the case of an Employee who declines the Buyer's offer of employment, the Seller shall provide termination or severance pay to the Employee only if the Buyer agrees in writing not to hire the Employee during the twelve-month period following the Closing Date).

               (c) Except as otherwise expressly provided in this Section 8.3, the Buyer shall have no obligation or liability with respect to any claims by any Employees or former employees of SBD arising by reason of the sale or purchase of the Purchased Assets pursuant to this Agreement or by reason of their employment, or the termination of such employment, with SBD on or prior to the Closing Date. Without limitation of the foregoing, the Buyer shall not assume any obligation or liability with respect to, or receive any assets from, any employee benefit plan with respect to the Employees, or with respect to any employment practices or policies maintained by SBD with respect to the Employees, to the extent that such obligations, liabilities, or assets relate to the Employees' employment with SBD on or prior to the Closing Date.

               (d) The Seller shall be responsible for all wages, salaries, employee benefit plan costs and claims, vacation pay, workers' compensation claims, and all other employment benefits and costs incurred as a result of events occurring prior to and including the Closing Date with respect to the Employees and their dependents and related to their employment by SBD, except to the extent that such items are reflected on the Base Balance Sheet as Assumed Liabilities or Section 8.5 hereof otherwise provides. The Seller shall remain liable for retiree medical and life insurance benefits, if any, with respect to all Employees retiring on or prior to the Closing Date, in accordance with and subject to the terms of any retiree medical or retiree life insurance plan maintained by the Seller that is applicable to such Employee.

               (e) With respect to those Employees who become employees of the Buyer, the Buyer shall be responsible for (i) all wages, salaries, employee benefit plan costs and claims, earned sales bonuses or management bonuses, workers' compensation claims, and all other employment benefits and costs incurred as a result of events occurring prior to and including the Closing Date with respect to the Employees and their dependents and related to their employment by SBD, to the extent that such items are reflected on the Base Balance Sheet as Assumed Liabilities, and (ii) all wages, salaries, employee benefit plan costs and claims, vacation pay, earned sales bonuses or management bonuses, workers' compensation claims, severance or other termination benefits, and all other employment benefits and costs incurred as a result of events occurring after the Closing Date.

                    (f) After the Closing Date, the Seller agrees to cooperate with the Buyer to enable the Buyer to have successorship status with respect to the Business for the limited purpose of qualifying as a successor corporation under the applicable provisions of the Federal Insurance Contributions Act, the Federal Unemployment Tax Act, state unemployment insurance acts, and state temporary disability acts. The Seller agrees to cooperate with the Buyer in all filings necessary to obtain such successorship status.

          8.4.      Pension and Section 401(k) Matters. Effective as of the
                    ----------------------------------
Closing Date, the Seller shall treat the Employees as fully vested in their accrued pension benefits, and in their employee- and employer-derived account balances under the Seller's section 401(k) plan, irrespective of whether they were fully vested immediately prior to the Closing Date. No provision of this Agreement shall require the Seller to treat the termination of the Employees' employment with SBD on the Closing Date as a "separation from service" or as a "termination of employment" for purposes of any pension plan, retirement savings plan, or other retirement arrangement maintained by the Seller. Except as provided above with respect to vesting, the Employees' rights under any retirement arrangement maintained by the Seller

(including, but not limited to, any right to distributions) shall be determined solely by the applicable provisions of the retirement arrangement, as in effect on the Closing Date and as amended from time to time thereafter.

          8.5.      Employee Plan Obligations.
                    -------------------------

                    (a) With respect to Employees who are covered by the Seller's health and dental insurance plans, and who become employees of the Buyer as of the Closing Date, the Seller shall:

                         (I) at all times prior to the Closing Date and, if requested in writing by the Buyer, for a period up to eighteen (18) months from the Closing Date, maintain insurance coverage levels as in effect under such plans on the date of this Agreement, and as amended from time to time thereafter to comply with changes in applicable law, with respect to such Employees and their beneficiaries; and

                         (ii) be responsible for any payments required by such coverage with respect to claims incurred while such coverage remains in effect and submitted by Employees or their beneficiaries within the claims filing period provided under such plans.

The Seller's obligation to maintain the health and dental insurance coverage described in this Section 8.5(a) shall terminate as soon as the Buyer establishes the equivalent insurance coverage described below in Section 8.5(b).

               (b) With respect to Employees who are covered by the Seller's health and dental insurance plans and who become employees of the Buyer as of the Closing Date, the Buyer shall:

                    (I) Within eighteen (18) months of the Closing Date, provide insurance coverage that is substantially equivalent to the coverage provided by the plans identified in Section 8.5(a); and

                    (ii) be responsible for any payments required by such substantially equivalent coverage with respect to claims incurred by such Employees or their beneficiaries after the Buyer's insurance coverage is established; and

                    (iii) reimburse the Seller for the cost of providing such health and dental insurance following the Closing Date at a rate equal to the cost charged by the Seller to the Business for active employee coverage as of the Closing Date.

               (c) If an Employee becomes an employee of the Buyer as of the Closing Date, and the Employee (or a beneficiary of the Employee) incurs a "qualifying event" after the Closing Date that entitles such individual to health care continuation ("COBRA") coverage under the Seller's plan, the following rules shall apply:

                         (I) the Buyer shall use its best efforts to assume the obligation to provide COBRA coverage to such individual under the Buyer's plan on and after the date on which the Buyer establishes the substantially equivalent coverage described in Section 8.5(b); and

                         (ii) to the extent that the Buyer is not able to provide COBRA coverage to such individual, the Seller shall continue to provide the coverage under the Seller's plan for the remainder of the eighteen-month continuation coverage period; and

                         (iii) during any period in which an individual receives COBRA coverage under the Seller's plan as a result of a qualifying event described in this Section 8.5(c), the Seller may charge the individual the full amount of the applicable COBRA premium.

          8.6. Vesting of Employee Stock Options.  The Seller agrees to treat
               ---------------------------------
as vested as of the Closing Date any and all stock options issued by the Seller or one of its Affiliates pursuant to an Employee Stock Option Plan that are held by

Employees who shall be terminated by SBD as of the Closing Date and shall enter the employ of the Buyer as of such date.

          8.7.      Consummation of Transactions.  Each party shall use its
                    ----------------------------
commercially reasonable efforts to cause all conditions precedent to its obligations to consummate the transactions contemplated by this Agreement to be satisfied.

          8.8.      Cooperation.  Each party shall cooperate fully with the
                    -----------
other in preparing and filing all notices, applications, reports and other instruments and documents which are required by any statute, rule, regulation or order in connection with the consummation of the transactions contemplated by this Agreement.

          8.9.      Books and Records.  The Seller agrees to permit the Buyer
                    -----------------
and its authorized representatives, including legal counsel and independent accountants, upon reasonable notice, to have full access at reasonable business hours to the books and records of the Seller relating to the Business and the Purchased Assets (other than the books and records comprising part of the Purchased Assets). The Buyer and the Seller each agree to preserve until December 31, 2006, all records in their possession relating to any of the Purchased Assets, Assumed Liabilities or the Business or the transactions contemplated herein. In the event that any party hereto needs access to records in the possession of another party hereto relating to any of the Purchased Assets, Assumed Liabilities or the Business or the transactions contemplated herein for any legitimate purpose, it will allow representatives of such other party access to such records during regular business hours at its place of business for the sole purpose of obtaining information for such use and will permit such other party to make extracts and copies thereof (at their expense) as may be necessary or convenient.

          8.10.     Consents.  From and after the Closing Date, the Seller shall
                    --------
use its best reasonable efforts to obtain at the earliest practicable date all consents or waivers of third parties to the Assigned Contracts and other instruments (collectively, "Consents") necessary to the consummation of the transactions contemplated hereby or to assign or transfer effectively to the Buyer the Purchased Assets and will provide the Buyer with copies of each such Consent after it is obtained. Anything contained in this Section 8.10 to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any contract, including without limitation the Assigned Contracts, if an attempted assignment thereof without the consent of the other party thereto would constitute a breach thereof. In the event that the Seller shall be unable to secure any such Consent, then the Seller shall use reasonable efforts to make available to the Buyer the economic benefits of the relevant Assigned Contract.

          8.11.     The Seller's Agreement Regarding Confidentiality.  (a)  The
                    ------------------------------------------------
Seller covenants that, after the Closing, it will not, without the prior written consent of the Buyer, disclose to any person confidential information relating to or concerning the Purchased Assets, the Business, or the Buyer, except to its officers, directors, employees and representatives who need to know such information for purposes of taxes, accounting, pending litigation and other matters necessary in respect of the Seller's ownership, prior to the Closing Date, of the Purchased Assets or the Business, unless, in the unqualified opinion of counsel to the Seller, disclosure is required to be made under the Securities Act of 1933, the Securities Exchange Act of 1934, as amended (the "1934 Act"), or other applicable law or the regulations of the New York Stock Exchange. In the event that the Seller is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any information supplied to the Seller in the course of its ownership of the Purchased Assets, the Seller shall provide the Buyer with prompt notice of such request or demands or other similar process so that the Buyer may seek an appropriate protective order or, if such request, demand or other similar process is not mandatory, waive the Seller's compliance with the provisions of this Section 8.12(a) as appropriate.

             (b) The term confidential information as used in this Section 8.11 does not include information which (I) becomes generally available to the public other than as a result of disclosure by the Seller, (ii) was available on a non-confidential basis prior to its disclosure by the Seller, or (iii) becomes available to the Seller on a non-confidential basis from a source other than the Buyer, provided that such source is not bound by a confidentiality agreement with the Buyer or its representatives.

             (c) For purposes of this Section 8.11, the Seller shall include the Seller, its Affiliates, and any of their respective directors, officers, employees and representatives.

             (d) No failure or delay by the Buyer in exercising any right, power or privilege under this Section 8.11 shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

      8.12.  The Buyer's Agreement Regarding Confidentiality.  (a)  The
             -----------------------------------------------
Buyer covenants that, after the Closing, it will not, without the prior written consent of the Seller, disclose to any person confidential information relating to the Seller and its Affiliates which was acquired by the Buyer in connection with the transaction contemplated herein, except to its officers, directors, employees and representatives who need to know such information for purposes of taxes, accounting, pending litigation and other matters, unless, in the unqualified opinion of counsel to the Buyer, disclosure is required to be made under the Securities Act of 1933, the 1934 Act, or other applicable law or the regulations of a national securities exchange or NASDAQ, including without limitation any disclosure required to be made in connection with the $7.5 million private placement of Common Stock to be underwritten by Spencer Trask Securities Incorporated (the "Financing"). The Seller acknowledges having received a copy of selected pages from the private placement memorandum draft (the "PPM") prepared by the Buyer in connection with the Financing, attached hereto as Annex D, and approves the disclosure therein of any Seller-related information for purposes of the Financing. In the event that the Buyer is requested or required by documents subpoena, civil investigative demand, interrogatories, requests for information, or other similar process to disclose any of such information supplied to the Buyer, the Buyer shall provide the Seller with prompt notice of such request or demands or other similar process so that the Seller may seek an appropriate protective order or, if such request, demand or other similar process is not mandatory, waive the Buyer's compliance with the provisions of this Section 8.12, as appropriate.

             (b) The term confidential information as used in this Section 8.12 does not include information which (I) becomes generally available to the public other than as a result of disclosure by the Buyer, (ii) was available on a non-confidential basis prior to its disclosure by the Buyer, or (iii) becomes available to the Buyer on a non-confidential basis from a source other than the Seller, provided that such source is not bound by a confidentiality agreement with the Seller or its representatives.

             (c) For purposes of this Section 8.12 the Buyer shall include the Buyer, its Affiliates, and any of their respective directors, officers, employees and representatives.

             (d) No failure or delay by the Seller in exercising any right, power or privilege under this Section 8.12 shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder.

          8.13.  Public Announcements.  The Buyer and the Seller agree not to,
                 --------------------
without the other's prior written consent (which consent shall not be unreasonably withheld or delayed), issue any press releases or otherwise make any public statements with respect to the transactions contemplated herein. Each party agrees to furnish to the other at least three (3) business days in advance of any public announcement drafts of any such disclosures which are in written form and written statements of the substance of any disclosures which are verbally communicated. Failure by the recipient party to provide the furnishing party with written objections within three (3) business days after receipt of any such draft shall constitute consent thereto. Notwithstanding anything to the contrary in this Section 8.13, (I) the Buyer may distribute the PPM in connection with the Financing without obtaining the Seller's prior written approval and (ii) either party may issue any press release or make any public statement without the approval of the other as may be required by law.

          8.14.  Use of the Seller's Facilities.  From the date of this
                 ------------------------------
Agreement through December 31, 1996, the Seller shall permit the Employees (other than W. Vickery Stoughton) who become employees of the Buyer to maintain their offices at the Seller's facility located in Van Nuys, California, and shall permit W. Vickery Stoughton to maintain an office at the Seller's facility located in King of Prussia, Pennsylvania, in each case at no charge to the Buyer. The Buyer agrees to provide suitable offices for the Employees from and after January 1, 1997, and agrees to use its best efforts to cause the Employees to vacate the Seller's facilities not later than December 31, 1996 (except in the case of W. Vickery Stoughton, who may remain at the Seller's King of Prussia facility until April 1, 1997).

          8.15.  Credit Facility.  SmithKline Beecham Corporation and the
                 ---------------
Buyer have executed and delivered a loan and security agreement in the form of Annex A hereto (the "Loan Agreement") and the Buyer has executed and delivered a promissory note in the form of Annex B hereto (the "Note"). At the Closing, and notwithstanding the terms and conditions of the Loan Agreement setting forth conditions to drawdowns of funds thereunder, the Seller shall cause SmithKline Beecham Corporation to disburse to the Buyer any amounts undisbursed as of the Closing Date under the Loan Agreement. The parties hereby acknowledge and agree that the Loan Agreement shall be deemed amended in accordance with this Section 8.16, as of the date hereof.

          8.16.  Funding of Operating Expenses.  At the Closing, the Seller
                 -----------------------------
shall disburse to the Buyer any amounts undisbursed as of the Closing Date of the aggregate amount of One Million Eight Hundred Thousand Dollars (US $1,800,000) of

Operating Expenses of SBD that the Seller agreed to fund during the months of July through October, 1996. For purposes of this Agreement, "Operating Expenses" shall mean expenses and costs incurred in the ordinary course in conducting the Business, consistent with past practice.

          8.17.  Payments to Immunomatrix.  In the event that the Buyer shall
                 ------------------------
enter into an agreement with Immunomatrix, Inc., after the Closing Date, for the commercialization of certain point-of-care diagnostic testing products, then the Buyer shall notify the Seller thereof and provide the Seller with a summary of the financial terms thereof, within five (5) business days after execution thereof.

          8.18.  Stockholders Agreement.  The parties agree to enter into a
                 ----------------------
Stockholders Agreement substantially in the form of Annex A hereto prior to the initial closing of the Financing (or such later date as the parties may mutually agree), and to use their best efforts to cause the other prospective parties thereto to do so.

          8.19.  Further Assurances.  The Seller agrees to do, execute and
                 ------------------
deliver, or cause to be done, executed and delivered, all such further acts and instruments as the Buyer may reasonably request in order more fully to effectuate the sale and assignment provided for in this Agreement. The Buyer agrees to do, execute and deliver, or cause to be done, executed and delivered, all such further acts and instruments as the Seller may reasonably request in order more fully to effectuate the purchase and assumption provided for in this Agreement.

          8.20.  Notice of Financing.  The Buyer agrees to give the Seller
                 -------------------
notice of the closing of the Financing in an aggregate amount of not less than Four Million Dollars (U.S. $4,000,000), within five business days thereafter.

          8.21.  Use of Name.  The Buyer agrees not to use or cause other to
                 -----------
use, or to make reference to for any purpose after the Closing in any publicly disseminated document, the names "SmithKline Beecham," "SmithKline Beecham Clinical Laboratories," "SmithKline Beecham Diagnostic Systems" or any variant thereof. Exept as expressly set forth elsewhere in this Agreement, the Seller does not grant to the Buyer any trademark license of any kind whatsoever.

                                   ARTICLE IX
                           SURVIVAL; INDEMNIFICATION
                           -------------------------

          9.1.   Survival of Representations and Warranties. All representations
                 ------------------------------------------
and warranties made in Articles VI and VII hereof shall survive the Closing and continue for two (2) years from the Closing Date; provided, however, that those
                                                  --------  -------
representations and warranties made by SBD in Section 6.1(e) hereof and those representations and warranties made by SBCL in Section 6.2(c) hereof shall survive the Closing and continue for a period of twenty (20) years from the Closing Date. Any right of indemnification pursuant to this Section 9.1 with respect to a claimed breach of a representation or warranty shall expire at the date of termination of the representation or warranty claimed to be breached (the "Termination Date"), unless on or prior to the Termination Date a Claim (as defined herein) has been made to the party from whom indemnification is sought. Provided that a Claim is timely made, it may continue to be asserted beyond the Termination Date of the representation and warranty to which such Claim relates. As used in this Agreement, a Claim means a written notice asserting a breach of a representation, warranty, covenant, agreement or obligation specified in this Agreement, which shall reasonably set forth, in light of the information then known to the party giving such notice, a description of and estimate (if then reasonable to make) of the amount of damages involved in such breach.

          9.2.   Indemnification. (a) After the Closing Date, SBD hereby agrees
                 ---------------
to defend and, promptly upon the determination of the Damages (as defined below) arising from or relating to any Claim, to indemnify and hold harmless the Buyer, its Affiliates, and their respective directors, officers, shareholders and employees (collectively, the "Buyer Group"), as the case may be, from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs and expenses, including, without limitation, interest, penalties and attorneys' fees, disbursements and expenses (collectively, the "Damages") asserted against, resulting to, or imposed upon or incurred by any member of the Buyer Group, directly or indirectly, (I) by reason of, or resulting from, or which constitutes, a breach of any representation, warranty, covenant, agreement or other obligation of the Seller or SBD contained in or made pursuant to this Agreement or (ii) by reason of, or resulting from, any occurrence relating to the Excluded Assets.

                 (b) After the Closing Date, SBCL hereby agrees to defend and, promptly upon the determination of the Damages arising from or relating to any Claim, to indemnify and hold harmless the Buyer Group from and against all Damages asserted against, resulting to, or imposed upon or incurred by any member of the Buyer Group, directly or indirectly, by reason of, or resulting from, or which constitutes, a breach of any representation or warranty of SBCL contained in or made pursuant to this Agreement.

                 (c) After the Closing Date, the Buyer hereby agrees to defend and, promptly upon the determination of the Damages arising from or relating to any Claim, to indemnify and hold harmless the Seller, its Affiliates, and each of their respective directors, officers, shareholders, and employees (collectively, the "Seller Group"), as the case may be, from and against all Damages asserted against, resulting to, or imposed upon or incurred by any member of the Seller Group, directly or indirectly, (I) by reason of, or resulting from, or which constitutes a breach of any representation, warranty, covenant, agreement or other obligation of the Buyer contained in or made pursuant to this Agreement or (ii) by reason of, or resulting from the operation of the Business or the Purchased Assets after the Closing Date.

                 (d) Nothing in this Article IX shall be construed to affect the rights to reimbursement or indemnification under other provisions of this Agreement, notwithstanding that the matter for which reimbursement or indemnity is sought also constitutes a matter for which an indemnity could be sought under this Article IX; provided,
                 --------
however, that there shall not be any duplication or reimbursement or
-------
indemnification with respect to any such matter.

          9.3.   Third-Party Claims. The obligations and liabilities of any of
                 ------------------
the parties to this Agreement under Section 9.2 hereof with respect to all items indemnified against in Section 9.2 hereof and which are initiated by third parties (the "Third-Party Claims") shall be subject to the following terms and conditions:

                 (a) Upon receipt of written notice of any Third-Party Claim asserted against, resulting to, imposed upon or incurred by any member of the Buyer Group or the Seller Group, as the case may be (the "Indemnified Party"), the party receiving such written notice (the "Indemnifying Party") will undertake the defense thereof by counsel of its own choosing, which counsel shall be reasonably satisfactory to the Indemnified Party, provided that if in
                                                           --------
the Indemnified Party's reasonable judgment a conflict of interest may exist between such Indemnified Party and the Indemnifying Party with respect to such Third-Party Claim, such Indemnified Party shall be entitled to select counsel of its own choosing, in which event the Indemnified Party shall be obligated to pay the fees and expenses of such counsel.

                 (b) If within a reasonable time after written notice of any Third-Party Claim, the Indemnifying Party fails to defend the Indemnified Party against whom such Third-

Party Claim has been asserted, the Indemnified Party shall have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of and for the account and at the risk of the Indemnifying Party.

                 (c) Anything in this Section 9.3 to the contrary notwithstanding, (I) if there is a reasonable probability in the Indemnified Party's judgment that a claim may materially and adversely affect the Indemnified Party or any of its Affiliates, directors, officers, shareholders or employees against whom a Third-Party Claim is asserted other than as a result of money damages or other money payments, the person against whom such Third-Party Claim is asserted shall have the right to defend, co-defend, compromise or settle such Third-Party Claim and (ii) the prior written consent of such person against whom such Third-Party Claim is asserted, shall be required in connection with the settlement or compromise of any claim or the entry of any judgment relating to any such Third-Party Claim, only if such settlement, compromise or judgment does not include as an unconditional term thereof the giving by the claimant or the plaintiff to such person against whom such Third-Party Claim is asserted, of a release from all liabilities in respect of such Third-Party Claim.

                 (d) The Indemnifying Party shall provide the Indemnified Party or any of its Affiliates, directors, officers, shareholders or employees against whom a Third-Party Claim is asserted with access to all records and documents of the Indemnified Party relating to any Third-Party Claim. The Indemnified Party will provide the Indemnifying Party with access to all records and documents of the Indemnified party relating to any Third-Party Claim.


                                  ARTICLE X
                            MISCELLANEOUS PROVISIONS
                            ------------------------

          10.1.  Expenses.  Except as otherwise provided in this Agreement,
                 --------
whether or not the transactions contemplated hereby are consummated, all expenses in connection with such transactions will be paid by the party incurring said expenses.

          10.2.  Payment of Taxes Upon Transfer of Purchased Assets.  The Buyer
                 --------------------------------------------------
agrees to bear all sales, use, transfer, recording and other similar taxes and fees (but excluding any income, capital gains or similar taxes imposed on the income or gain of the Seller, which will be borne solely by the Seller) arising out of or in connection with the transactions contemplated by this Agreement, without regard to whether such taxes and fees would otherwise be imposed on the Seller. Each party shall use its best efforts to avail itself of any available exemptions from any such taxes or fees, and shall cooperate with the other in providing any information and documentation that may be necessary to obtain such exemptions.

          10.3.  Execution in Counterparts.  This Agreement may be executed in
                 -------------------------
two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          10.4.  Notices.  All notices, requests, demands and other
                 -------
communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed given when delivered by hand, mailed by registered mail, postage prepaid, return receipt requested, or transmitted by facsimile, as follows:

          If to the Buyer:

               Exigent Diagnostics, Incorporated
               Seven Harford Lane
               Radnor, Pennsylvania 19087
               Attention:  W. Vickery Stoughton

          With a copy to:

               Barry Abelson, Esquire
               Pepper, Hamilton & Scheetz
               3000 Two Logan Square
               Philadelphia, Pennsylvania 19103-2799

          If to the Seller:

               SmithKline Beecham Corporation
               One Franklin Plaza (Mail Code FP 2225)
               P. O. Box 7929
               Philadelphia, Pennsylvania 19101
               Attention:  Chief Operating Officer

          With a copy to:

               SmithKline Beecham Corporation
               One Franklin Plaza (Mail Code FP 2225)
               P.O. Box 7929
               Philadelphia, Pennsylvania 19101
               Attention:  General Counsel,
                           Corporate Law-U.S.

or to such other address as any party shall have designated by notice in writing to the other parties.

          10.5.  Waivers.  No waiver of any provision of this Agreement shall be
                 -------
effective as against the waiving party unless such waiver is in writing signed by the waiving party. Waiver by a party as provided in this Section shall not be construed as, or constitute either a continuing waiver or a waiver of any other matter.

          10.6.  Amendment.  This Agreement may only be modified, supplemented
                 ---------
or amended by a written instrument executed by all of the parties to it.

          10.7.  Entire Agreement.  This Agreement (together with the Schedules
                 ----------------
and Annexes hereto and the other agreements expressly identified in this Agreement) constitutes the entire agreement of the parties with respect to its subject matter, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to its subject matter.

          10.8.  Applicable Law.  This Agreement shall be governed by and
                 --------------
construed in accordance with the laws of the

Commonwealth of Pennsylvania without giving effect to any of the choice of law rules thereof.

          10.9.  Relationship of the Parties.  The relationship between the
                 ---------------------------
Seller and the Buyer established by this Agreement is solely that of vendor and vendee and nothing contained herein shall be deemed to create a joint venture among the Buyer and the Seller.

          10.10. Headings.  The headings contained in this Agreement are for
                 --------
the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

          10.11. Assignments.  This Agreement may not be assigned or delegated
                 -----------
by either party without the prior written consent of the other party.

          10.12. Binding Effect; Benefits.  This Agreement shall inure to the
                 ------------------------
benefit of, and be binding upon, the parties to it and their respective successors, permitted assigns and other transferees. Nothing contained in this Agreement, express or implied, is intended to confer upon any person other than the parties to it and their respective successors, permitted assigns and other transferees, any rights or remedies under or by reason of this Agreement.

          IN WITNESS WHEREOF, this Agreement has been executed by duly authorized officers of each of the parties and the Secretary of each such party has caused its corporate seal to be affixed, all as of the date first above written.

     SMITHKLINE BEECHAM CLINICAL             EXIGENT DIAGNOSTICS, INC.
     LABORATORIES, INC.


     By: /s/ Edward J. Buthusiem             By: /s/ W. Vickery Stoughton
        ---------------------------             ----------------------------
        Edward J. Buthusiem                     W. Vickery Stoughton
        Attorney-in-Fact                        Chairman and Chief
                                                Executive Officer

                            [EXECUTIONS CONTINUED]

     SMITHKLINE BEECHAM DIAGNOSTIC
     SYSTEMS CO.


     By: /s/ Edward J. Buthusiem
        --------------------------
        Edward J. Buthusiem
        Attorney-in-Fact

                              DISCLOSURE SCHEDULE

                         DATED AS OF NOVEMBER 7, 1996

                                PURSUANT TO THE

                           ASSET PURCHASE AGREEMENT

                         DATED AS OF NOVEMBER 7, 1996

                                     AMONG

                SMITHKLINE BEECHAM CLINICAL LABORATORIES, INC.,

                  SMITHKLINE BEECHAM DIAGNOSTIC SYSTEMS CO.,

                                      AND

                          EXIGENT DIAGNOSTICS, INC.,

                                   CONTENTS
                                   --------

                                                                       Schedule
                                                                       --------
Assigned Contracts....................................................        1

Base Balance Sheet....................................................        2

Capital Equipment.....................................................        3

Computer Hardware and Office Equipment................................        4

Proprietary Software and Date.........................................        5

Liens.................................................................        6

Employees.............................................................        7

                                  SCHEDULE 1

                              ASSIGNED CONTRACTS
                              ------------------


I.   SELLER:
     ------


          (I) Agreement Number CPO28255 Cost Type Agreement between Battelle Memorial Institute through its Battelle Columbus Operations and SmithKline Beecham Corporation, dated as of November 14, 1995.

          (ii) Agreement between Hauser, Inc. and SmithKline Beecham Corporation, dated as of February 28, 1996.

          (iii) Preliminary Agreement between United Medical Manufacturing Company and SmithKline Beecham Corporation, dated as of May 10, 1995.

     All of the Assigned Contracts were assigned by SmithKline Beecham Corporation to SBD as of November 5, 1996.

                                  SCHEDULE 2

                              BASE BALANCE SHEET
                              ------------------


                                 See Attached

                                   SCHEDULE 3

                               CAPITAL EQUIPMENT
                               -----------------


                                  See Attached

                                  SCHEDULE 4

                    COMPUTER HARDWARE AND OFFICE EQUIPMENT
                    --------------------------------------


Description                                 Serial #
-----------                                 --------

Compaq DeskPro 590                           #6552-HSX2-Q610
     with NEC MultiSync XE15 monitor

*Compaq DeskPro 590                          #CNT-75MD-B6NJ
     with NEC MultiSync XE15 monitor

Compaq Smart Station                         #6550-HFP2-F281

Murata F-75 plain paper fax machine          FCC Reg. # EDUJPN-18639-FA-E

HP LaserJet 5MP                              USFB-068-260

Sony Computer Display                        #5504160

Compaq Series 3030 Deskpro 50M               #6225-HBP3-0065

Keyboard                                     #2201-146C-E165

                                  SCHEDULE 5

                         PROPRIETARY SOFTWARE AND DATA
                         -----------------------------


                                     None

                                  SCHEDULE 6

                                     LIENS
                                     -----


1.   SmithKline Beecham Diagnostic Systems Co.:

     . There are no Federal or state tax liens of record at the Montgomery County, Pennsylvania Prothonotary's office through October 8, 1996.


2.   SmithKline Beecham Clinical Laboratories, Inc.:

     . There are no Federal tax liens of record at the Montgomery County, Pennsylvania Prothonotary's office through October 8, 1996, and there are no state tax liens of record at the Montgomery County, Pennsylvania Prothonotary's office through October 24, 1996.

                                  SCHEDULE 7

                                   EMPLOYEES
                                   ---------


                                  See Attached

                                    ANNEXES
                                    -------



Stockholders Agreement................................................. A

Loan Agreement......................................................... B

Note................................................................... C

Private Placement Memorandum Excerpt................................... D

Outstanding Securities................................................. E